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                                                                 Exhibit T3E(5)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

                                                        Give the name and
                                                         SOCIAL SECURITY
          For this type of account:                        number of--
--------------------------------------------- --------------------------------------
 1. Individual                                The individual
 2. Two or more individuals (joint            The actual owner of the account or, if
    account)                                  combined funds, the first individual
                                              on the account(1)
 3. Custodian account of a minor              The minor(2)
    (Uniform Gift to Minors Act)
 4. a. The usual revocable savings            The grantor-trustee(1)
       trust (grantor is also trustee)
   b. So-called "trust" account that          The actual owner(1)
      is not a legal or valid trust
      under state law
 5. Sole proprietorship                       The owner(3)

                                                     Give the name and
                                                         EMPLOYER
                                                      IDENTIFICATION
             For this type of account:                  number of--
     ------------------------------------------ ---------------------------
      6. Sole proprietorship                    The owner(3)
      7.A valid trust, estate or pension        The legal entity (do not
        trust                                   furnish the taxpayer
                                                identification number of
                                                the personal
                                                representative or trustee
                                                unless the legal entity
                                                itself is not designated in
                                                the account title)(4)

     8. Corporate                               The corporation

     9. Association, club, religious,           The organization
        charitable, educational, or other
        tax-exempt organization

     10. Partnership                            The partnership

     11. A broker or registered nominee         The broker or nominee

     12. Account with the Department of         The public entity
         Agriculture in the name of a
         public entity (such as a state or
         local government, school district,
         or prison) that receives
         agricultural program payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the individual owner (a business or "DBA" name may also be provided). If the owner does not have an employer identification number, furnish the owner's social security number.
(4) List first and circle the name of the legal trust, estate or pension trust. NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Name

If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

If you are a sole proprietor, you must enter your individual name as shown on your social security card. You may enter your business, trade or "DBA" name on the business name line. For the taxpayer identification number, you may enter either your social security number or the employer identification number of the business.

If you are a single member limited liability company ("LLC") (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treas. Reg. (S) 301.7701-3, enter the owner's name. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.


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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                   NUMBER ON SUBSTITUTE FORM W-9 (CONTINUED)
Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card (for resident individuals); Form SS-4, Application for Employer Identification Number (for businesses and all other entities); or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns) at an office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, check the box in Part 3, sign and date the Substitute Form W-9, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees specifically exempted from backup withholding on ALL payments by brokers include the following:*
 . An organization exempt from a tax under section 501(a), or an individual retirement plan or a custodial account under section 403(b)(7).
 . The United States or any agency or instrumentality thereof.
 . A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:
 . A corporation.
 . A financial institution.
 . A trust exempt from tax under section 664 or described in section 4947.
 . A dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.
 . A futures commission merchant registered with the Commodity Futures Trading
  Commission.
 . A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
---------------------
*Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals.
 Note: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign corporations.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER IN PART 1 OF THE FORM, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" AND CHECK THE BOX IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold the applicable rate from taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.